UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2008

BLINK COUTURE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-138951	98-0568153
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

122 Ocean Park Blvd. Suite 307, Santa Monica, CA 90405		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:		(310) 396-1691

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountants

(a)
On March 25, 2008, the Board of Directors of Blink Couture, Inc. (“BLNK” or “Company”) decided to engage Paritz & Co., Hackensack, NJ as independent principal accountant and auditor to report on the Company’s financial statements for the fiscal year ended April 30, 2008, including performing the required quarterly reviews.

In conjunction with the new engagement, the Company has dismissed its former accountant, Manning Elliott, LLP, Vancouver, Canada as the Company’s principal accountant effective March 25, 2008. Manning Elliott has served the Company well since 2006. Under Item 304 of Regulation S-K, the reason for the auditor change is dismissal, not resignation nor declining to stand for re-election.

During the two most recent fiscal years and the interim period through the date of the dismissal, there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Manning Elliott’s satisfaction, would have caused Manning Elliott to make reference to the subject matter of the disagreements in connection with its reports.

During the two most recent fiscal years through the date of dismissal, the reports of Manning Elliott did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

1) The Report of Independent Registered Public Accounting Firm issued by Manning Elliott on with respect to the Company’s audited financial statements for the year ended April 30, 2006 contained the following statement:

“The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.“

2) The Report of Independent Registered Public Accounting Firm issued by Manning Elliott on with respect to the Company’s audited financial statements for the year ended April 30, 2007 contained the following statement:

“The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two most recent fiscal years, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company requested that Manning Elliott furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not Manning Elliott agreed with the above statements. A copy of Manning Elliott’s letter to the SEC dated March 27, 2008 is filed as an Exhibit to this Form 8-K.

(b)
On March 25, 2008, the Company approved the engagement of Paritz & Co. as the Company's new independent registered public accounting firm for the fiscal year ending April 30, 2008. During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of Manning Elliott, the Company did not consult with Paritz & Co. regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit 16.1 Letter from Manning Elliott dated March 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLINK COUTURE, INC.

Date: March 31, 2008	By:	/s/ Thomas W. Colligan
Thomas W. Colligan President and Chief Executive Officer